UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 9, 2010
JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32949 (Commission File Number)	88-0471759 (I.R.S. Employer Identification No.)
125 CambridgePark Drive, Cambridge, Massachusetts 02140
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 349-4500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On April 12, 2010, Javelin Pharmaceuticals, Inc. (“Javelin”) issued a press release announcing that it received a binding offer from Hospira, Inc. (“Hospira”) and its wholly-owned subsidiary, Discus Acquisition Corporation (“Discus”), to enter into a merger agreement, a loan and security agreement and intellectual property security agreements (the “Acquisition Documents”) whereby Discus will, subject to certain conditions, commence an all cash tender offer to acquire all of the outstanding shares of Javelin at a per share price of $2.20. In addition, under the terms of the Acquisition Documents, Hospira will, subject to certain conditions, provide to Javelin a working capital facility under which Javelin may borrow up to $4.5 million to fund Javelin’s operating activities prior to closing a merger with Hospira, approximately $8.3 million for Javelin’s repayment of the principal and accrued interest incurred under a similar financing arrangement entered into in connection with signing a definitive agreement and plan of merger with Myriad Pharmaceuticals (“MPI”) and $4.4 million for Javelin’s payment of the termination fee and certain stipulated expenses that Javelin may be required to pay MPI following termination of its the Agreement and Plan of Merger, dated as of December 18, 2009, by and among Javelin, MPI, MPI Merger Sub, Inc., a wholly-owned subsidiary of MPI (the “Merger Sub”), and a representative of the Javelin stockholders (the “MPI Merger Agreement”).
Javelin also announced that its Board of Directors, after consultation with its advisors, and in accordance with the MPI Merger Agreement, determined that Hospira’s proposal was a superior proposal under the MPI Merger Agreement and sent MPI a notice of intent to terminate the MPI Merger Agreement on Friday, April 9, 2010. Pursuant to the terms of the MPI Merger Agreement, Javelin is required to negotiate in good faith with MPI for a period of five business days after the date of the notice of intent to terminate. If MPI does not favorably adjust the terms of its offer, Javelin expects, promptly after the expiration of the five business day negotiating period (or shorter period, if waived by MPI), to send a notice of termination to MPI terminating the MPI Merger Agreement effective immediately and to enter into the Acquisition Documents negotiated with Hospira.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, except for the reference to our website, which is not, and the contents of our website are not, incorporated by reference herein or therein.
The MPI Merger Agreement
The MPI Merger Agreement provides that, upon the terms and subject to the conditions set forth in the MPI Merger Agreement, Merger Sub would merge with and into Javelin with Javelin continuing as the surviving corporation and a wholly-owned subsidiary of MPI (the “MPI Merger”). If the transaction were to be consummated, the pre-MPI Merger stockholders of Javelin would own approximately 40.6% of the combined company.
At the effective time of the MPI Merger, each outstanding share of Javelin’s common stock would be converted and exchanged into the right to receive 0.2820 shares of MPI’s common stock (“MPI Common Stock”) and up to 0.0491 additional shares of MPI Common Stock depending on timing of approval by the United States Food and Drug Administration (the “FDA”) of the New Drug Application for Dyloject™ (injectable diclofenac) (the “Dyloject NDA”), if any.
In connection with the MPI Merger Agreement, MPI has extended a $8.5 million working capital facility to Javelin.
The foregoing summary of the MPI Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the MPI Merger Agreement attached as Exhibit 2.1 to the Form 8-K filed by Javelin on December 18, 2009 and incorporated herein by reference.
Important Additional Information Regarding the Proposed Merger with Hospira May be Filed with the SEC
This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of our stock. Hospira has not commenced the tender offer described in this announcement. Upon commencement of any tender offer, Hospira would file with the SEC a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents and at such time we would intend to file a tender offer solicitation/recommendation statement on Schedule 14D-9, including an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder and other related documents. Investors and stockholders should read any offer to purchase, any tender offer statement on Schedule TO and related exhibits, any information statement and any solicitation/recommendation statement on Schedule 14D-9 and related exhibits when such documents are filed and become available, as they would contain important information about the tender offer and proposed merger with Hospira. Investors and stockholders would be able to obtain any such documents when they are filed free of charge on the SEC’s website at www.sec.gov, or from us by directing a request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor Relations.
Important Additional Information Regarding the Proposed Merger with MPI Has Been Filed with the SEC
In connection with the proposed MPI Merger, on February 12, 2010, MPI filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”), which, as amended, was declared effective on March 12, 2010. The joint proxy statement/prospectus, dated March 12, 2010, of MPI and Javelin included in the S-4 was filed with the SEC under Rule 424(b) of the Securities Act of 1933, as amended, on March 12, 2010 and has been mailed to Javelin stockholders and MPI stockholders. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant materials because they contain important information about Javelin, MPI and the proposed MPI Merger. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by Javelin or MPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Javelin by directing a written request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor Relations and by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.
Javelin, MPI and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Javelin and MPI in connection with the proposed MPI Merger. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010. Information about the executive officers and directors of MPI and their ownership of MPI common stock is set forth in MPI’s annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the MPI Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the MPI Merger. To the extent that any of the Javelin or MPI participants will receive any additional benefits in connection with the MPI Merger, the details of those benefits are described in the joint proxy statement/prospectus. Investors and security holders may obtain additional information regarding the direct and indirect interests of Javelin, MPI and their respective executive officers and directors in the proposed MPI Merger by reading the joint proxy statement/prospectus regarding the proposed MPI Merger.

Item 9.01	Financial Statements and Exhibits.
(d) The following exhibit is filed with this report:

Exhibit No.	Description
99.1	Press Release of Javelin Pharmaceuticals, Inc. dated April 12, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Javelin Pharmaceuticals, Inc.
Date: April 12, 2010	By:	/s/ Martin J. Driscoll
		Name:	Martin J. Driscoll
		Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Document
99.1	Press Release of Javelin Pharmaceuticals, Inc. dated April 12, 2010